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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the registration statements on Form S-8 (333-19127, 333-19145, 333-80187, 333-42444, 333-52236 and 333-77006) and on Form S-3 (333-91211) of Cornell Companies, Inc. and its subsidiaries of our report dated February 27, 2003, except for Note 16, as to which the date is May 14, 2003 relating to the financial statements that appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 14, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS